FIRST AMENDMENT TO LEASE AGREEMENT

This First Amendment to Lease Agreement (this "Amendment") is executed as of the Effective Date (as hereinafter defined) between Magdalene Center of Tampa, LLC, a Florida limited liability company ("Landlord"), and Health Plan Intermediaries, LLC, a Florida limited liability company ("Tenant") as successor-in-interest to Health Plan Intermediaries, LLC , for purposes of amending that certain Lease Agreement between Landlord and Tenant dated January 1, 2012, (the "Lease"), for the Premises commonly known as Suite 201N, Magdalene Center, 15438 N Florida Ave, Tampa, FL 33613.

PRELIMINARY STATEMENTS

Landlord and Tenant desire to enter into this First Amendment for the purposes set forth herein.

AGREEMENTS:

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

1. Definitions. Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the meaning ascribed to them in the Lease.

2. Expansion. Tenant has agreed to expand by 1,396 square feet on September 1, 2012, for a total new Leased Premises of 7,858 square feet of office space, representing 19.30% of the Project ("Pro Rata Share").

3. Base Monthly Rent.

Time Period	Square Feet	*Base Monthly Rent
09/01/2012 – 01/31/2013	7,858	$8,885.25
02/01/2013 – 06/30/2013	7,858	$10,804.75
07/01/2013 – 06/30/2014	7,858	$11,236.94
07/01/2014 – 06/30/2015	7,858	$11,686.42

*Plus applicable sales tax

4. Security Deposit. Landlord shall retain existing Tenant's security deposit of $5,134.00.

5. Ratification. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease, is and remains in good standing and in full force and effect, and (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease, or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

6. Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this Amendment shall be binding upon Landlord and Tenant. This Amendment shall be governed by the laws of the State of Florida. The "Effective Date" shall be the date the last of Landlord and Tenant signs this Amendment as evidenced by the date below their respective signatures.

7. Conflict. In the event of a conflict between the terms and conditions of this Amendment and the terms and conditions of the Lease, this Amendment shall control and prevail.

8. Severability and Invalidity. If any provision of this Amendment, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of the Amendment, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

Landlord Initials_____ Tenant Initials_____

All other terms and covenants of the original Lease agreement shall remain as contained.

"TENANT"	Signed, sealed and delivered in our presence as witnesses to Tenant:
	Witness 1 for Tenant
Tenant Name: Health Plan Intermediaries Holdings, LLC	
Business Type: Health Insurance	Signature: Lisa Clemans
State of Organization: Delaware	Print Name: Lisa Clemans
	Witness 2 for Tenant
Signature: Gary L. Raeckers	Signature: [signature]
Print Name: GARY L. RAECKERS	Print Name: Stelyan Ivanov
Title: Chief Operating Officer	
Date: 8/30/12	

"LANDLORD"	Signed, sealed and delivered in our presence as witnesses to Landlord
	Witness 1 for Landlord
Magdalene Center of Tampa, LLC, a Florida Limited Liability Company	Signature: Krishna Malempati
	Print Name: KRISHNA MALEMPATI
By: [signature] Dharma Malempati As Its Manager 08/30/12	Witness 2 for Landlord
	Signature: [signature]
	Print Name: Stelyan Ivanov

Landlord Initials [initials] Tenant Initials GLR

SECOND AMENDMENT TO LEASE AGREEMENT

This Second Amendment to Lease Agreement ("Amendment") is executed as of the Effective Date (as hereinafter defined) between Magdalene Center of Tampa, LLC, a Florida limited liability company ("Landlord"), and Health Plan Intermediaries Holdings, LLC, a Delaware limited liability company ("Tenant") as successor-in-interest to Health Plan Intermediaries, LLC, a Florida limited liability company, for purposes of amending that certain Office Lease Agreement between Landlord and Tenant dated December 1, 2011, as amended by First Amendment to Lease Agreement between Landlord and Tenant dated August 30, 2012 (as amended, "Lease"), for the Premises commonly known as Suite 201-N, Magdalene Center, 15438 N Florida Ave, Tampa, FL 33613.

PRELIMINARY STATEMENTS

Landlord and Tenant desire to enter into this Second Amendment for the purposes set forth herein.

AGREEMENTS:

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

1. Definitions. Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the meaning ascribed to them in the Lease.

2. Assignment and Assumption. Landlord and Tenant acknowledge, agree, ratify and confirm that Health Plan Intermediaries, LLC, a Florida limited liability company d/b/a Health Insurance Innovations ("Original Tenant") previously assigned, delivered, conveyed and transferred to Tenant all of Original Tenant's right, title and interest in, to and under the Lease, as previously modified and amended ("Leasehold Interest"). In connection with the assignment of the Leasehold Interest from Original Tenant to Tenant, Tenant hereby acknowledges, agrees, ratifies, confirms and covenants with Landlord, from and after the date of such assignment, to assume and fully and faithfully perform each and every term, condition, duty, obligation, liability and covenant contained in the Lease to be performed by the lessee thereunder from and after the effective date of such assignment, until the Lease is terminated or expires.

3. Expansion. Tenant has agreed to expand the Premises by 1,578 square feet to include Suite 110-N ("Expansion Premises") as of the Effective Date. Accordingly, the definition of "Premises" is hereby amended and restated as follows:

   "Premises" Suites 201-N and 110-N of the Project, as more particularly identified on the Site Plan of the Project attached hereto as Exhibit "A" and containing approximately 9,436 square feet of office space and representing, representing 23.17% of the Project ("Pro Rata Share").

4. Extension. The Lease Term is hereby extended for two (2) years. Accordingly, the Expiration Date of the Lease is hereby extended from June 30, 2015 to June 30, 2017.

5. Base Monthly Rent. The Base Monthly Rent due under the Lease is amended as follows:

Time Period	Square Feet	Base Monthly Rent*
03/01/2013 – 06/30/2013	9,436	$10,804.75
07/01/2013 – 12/31/2013	9,436	$11,236.94
01/01/2014 – 06/30/2014	9,436	$13,493.48
07/01/2014 – 06/30/2015	9,436	$13,763.35
07/01/2015 – 06/30/2016	9,436	$14,038.62
07/01/2016 – 06/30/2017	9,436	$14,319.39

*Plus applicable sales tax

Landlord Initials ______ Tenant Initials ______

6. Security Deposit. Landlord shall retain Tenant's existing Security Deposit in the amount of $5,134.00 which shall continue to serve as the Security Deposit under the Lease.

7. No Alterations. Tenant accepts the Expansion Premises in its "as is" condition. By entry of the Expansion Premises hereunder, Tenant acknowledges that it has examined the Expansion Premises and accepts the same as being in the condition called for by the Lease, and as suited for the uses intended by Tenant without any representation or warranty by Landlord or its agents of any kind.

8. Extension Option. Tenant shall have the option to renew the Lease for one (1) renewal term of five (5) years (the "Renewal Term") at a Base Monthly Rent equal to two percent (2.0%) in excess of the Base Monthly Rent in effect at the expiration of the current Lease Term on June 30, 2017. The Base Monthly Rent shall increase each Lease Year during the Renewal Term by two percent (2.00%). Tenant shall exercise its renewal option by notice to Landlord on or before December 31, 2016. In the event Tenant fails to exercise the renewal option on or before December 31, 2016, the renewal option shall terminate, expire and be of no further force or effect. Tenant may exercise its option to renew, and Tenant's exercise of that option shall be effective, only if, at the time of Tenant's exercise and on the last day of the current Lease Term on June 30, 2017, the Lease is in full force and effect and Tenant is not in default hereunder. All terms and conditions of the Lease shall apply during the Renewal Term except for the Base Monthly Rent, which shall increase as provided herein.

9. Ratification. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease, is and remains in good standing and in full force and effect, and (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease, or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

10. Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this Amendment shall be binding upon Landlord and Tenant. This Amendment shall be governed by the laws of the State of Florida. The "Effective Date" shall be the date the last of Landlord and Tenant signs this Amendment as evidenced by the date below their respective signatures.

11. Conflict. In the event of a conflict between the terms and conditions of this Amendment and the terms and conditions of the Lease, this Amendment shall control and prevail.

12. Authority. If Tenant is a corporation, partnership or other entity, each individual executing this Amendment on behalf of said corporation, partnership or other entity represents and warrants that he or she is duly authorized to execute and deliver this Amendment on behalf of said corporation, partnership or other entity in accordance with the duly adopted resolution of the Board of Directors of said corporation or with the bylaws of said corporation or under pertinent partnership, operating or other agreements, that any required consents or approvals of third parties have been obtained and that the Lease is binding upon said corporation, partnership or other entity.

13. Severability and Invalidity. If any provision of this Amendment, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of the Amendment, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

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Landlord Initials ______ Tenant Initials ______

All other terms and covenants of the original Lease agreement shall remain as contained.

"TENANT"	Signed, sealed and delivered in our presence as witnesses to Tenant:
	Witness 1 for Tenant
Tenant Name: HEALTH PLAN INTERMEDIARIES HOLDINGS, LLC	
Business Type: Health Insurance	Signature: [signature]
State of Organization: Delaware limited liability company	Print Name: Gabriel Quinones
	Witness 2 for Tenant
Signature: [signature]	Signature: [signature]
Print Name: GARY L. RAECKERS	Print Name: Marcus Zedda
Title: COO	
Date: 3/22/13	

"LANDLORD"	Signed, sealed and delivered in our presence as witnesses to Landlord
	Witness 1 for Landlord
MAGDALENE CENTER OF TAMPA, LLC, a Florida limited liability company	Signature: [signature]
By: [signature] Dharma Malempati As its Manager	Print Name: Steliyan Ivanov
	Witness 2 for Landlord
	Signature: [signature]
	Print Name: KRISHNA MALEMPATI

Landlord Initials [initials] Tenant Initials [initials]

THIRD AMENDMENT TO LEASE AGREEMENT

This Third Amendment to Lease Agreement ("Amendment") is executed as of the Effective Date (as hereinafter defined) between Magdalene Center of Tampa, LLC, a Florida limited liability company ("Landlord"), and Health Plan Intermediaries Holdings, LLC, a Delaware limited liability company ("Tenant") as successor-in-interest to Health Plan Intermediaries, LLC, a Florida limited liability company, for purposes of amending that certain Office Lease Agreement between Landlord and Tenant dated December 1, 2011, as amended by First Amendment to Lease Agreement between Landlord and Tenant dated August 30, 2012 (as amended, "Lease"), as amended by Second Amendment to Lease Agreement between Landlord and Tenant dated March 22, 2013 (as amended, "Lease") for the Premises commonly known as Suite 201-N, Magdalene Center, 15438 N Florida Ave, Tampa, FL 33613.

PRELIMINARY STATEMENTS

Landlord and Tenant desire to enter into this Third Amendment for the purposes set forth herein.

AGREEMENTS:

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

1. Definitions. Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the meaning ascribed to them in the Lease.

2. Assignment and Assumption. Landlord and Tenant acknowledge, agree, ratify and confirm that Health Plan Intermediaries, LLC, a Florida limited liability company d/b/a Health Insurance Innovations ("Original Tenant") previously assigned, delivered, conveyed and transferred to Tenant all of Original Tenant's right, title and interest in, to and under the Lease, as previously modified and amended ("Leasehold Interest"). In connection with the assignment of the Leasehold Interest from Original Tenant to Tenant, Tenant hereby acknowledges, agrees, ratifies, confirms and covenants with Landlord, from and after the date of such assignment, to assume and fully and faithfully perform each and every term, condition, duty, obligation, liability and covenant contained in the Lease to be performed by the lessee thereunder from and after the effective date of such assignment, until the Lease is terminated or expires.

3. Expansion. Tenant has agreed to expand Suite 201-N by 264 square feet. as of May 1st, 2013. Accordingly, the definition of "Premises" is hereby amended and restated as follows:

   "Premises" Suites 201-N and 110-N of the Project, as more particularly identified on the Site Plan of the Project attached hereto as Exhibit "A" and containing approximately 9,700 square feet of office space and representing, representing 23.82% of the Project ("Pro Rata Share").

4. Base Monthly Rent. The Base Monthly Rent due under the Lease is amended as follows:

Time Period	Square Feet	Base Monthly Rent*
05/01/2013 – 06/30/2013	9,700	$11,206.25
07/01/2013 – 12/31/2013	9,700	$11,649.44
01/01/2014 – 06/30/2014	9,700	$13,916.98
07/01/2014 – 06/30/2015	9,700	$14,203.35
07/01/2015 – 06/30/2016	9,700	$14,495.12
07/01/2016 – 06/30/2017	9,700	$14,792.39

*Plus applicable sales tax

5. Security Deposit. Landlord shall retain Tenant's existing Security Deposit in the amount of $5,134.00 which shall continue to serve as the Security Deposit under the Lease.

Landlord Initials ____ Tenant Initials ____

6. No Alterations. Tenant accepts the Expansion Premises in its "as is" condition. By entry of the Expansion Premises hereunder, Tenant acknowledges that it has examined the Expansion Premises and accepts the same as being in the condition called for by the Lease, and as suited for the uses intended by Tenant without any representation or warranty by Landlord or its agents of any kind.

7. Ratification. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease, is and remains in good standing and in full force and effect, and (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease, or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

8. Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this Amendment shall be binding upon Landlord and Tenant. This Amendment shall be governed by the laws of the State of Florida. The "Effective Date" shall be the date the last of Landlord and Tenant signs this Amendment as evidenced by the date below their respective signatures.

9. Conflict. In the event of a conflict between the terms and conditions of this Amendment and the terms and conditions of the Lease, this Amendment shall control and prevail.

10. Authority. If Tenant is a corporation, partnership or other entity, each individual executing this Amendment on behalf of said corporation, partnership or other entity represents and warrants that he or she is duly authorized to execute and deliver this Amendment on behalf of said corporation, partnership or other entity in accordance with the duly adopted resolution of the Board of Directors of said corporation or with the bylaws of said corporation or under pertinent partnership, operating or other agreements, that any required consents or approvals of third parties have been obtained and that the Lease is binding upon said corporation, partnership or other entity.

11. Severability and Invalidity. If any provision of this Amendment, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of the Amendment, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

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Landlord Initials____ Tenant Initials____

MAGDALENE CENTER

North Building
15438 North Florida Avenue
Tampa, Florida 33613


BALCONY
BALCONY
BALCONY
WOMEN'S ROOM
MEN'S ROOM
OPEN TO
COURTYARD
BELOW
SUITE 202
2,362 RSF
BUILDING EQUIPMENT
BUILDING EQUIPMENT
DOWN
DOWN

2ND FLOOR
NORTH BUILDING

0 2' 10' 20' 40'

10.28.05 - The Ludwig Group, P.A.

MAGDALENE CENTER

North Building
15438 North Florida Avenue
Tampa, Florida 33613

07.10.12



SUITE 104
1,106 USF
1,272 RSF
SUITE 106
1,505 USF
1,731 RSF
WOMEN'S ROOM
MEN'S ROOM
ELEVATOR EQUIPMENT
UP
UTILITY ROOM
PLANTER
COURTYARD
SUITE 102
1,307 USF
1,503 RSF
PHONE EQUIPMENT
PLANTER
UP
ELECTRICAL
SUITE 101
734 USF
844 RSF
SUITE 105
696 USF
800 RSF
SUITE 103
2,745 USF
3,157 RSF
N
0 2' 10' 20' 40'

1ST FLOOR
NORTH BUILDING

The Ludwig Group, P.A.

All other terms and covenants of the original Lease agreement shall remain as contained.

"TENANT"	Signed, sealed and delivered in our presence as witnesses to Tenant:
	Witness 1 for Tenant
Tenant Name: HEALTH PLAN INTERMEDIARIES HOLDINGS, LLC	
Business Type: Health Insurance	Signature: Lisa Clemans
State of Organization: Delaware limited liability company	Print Name: Lisa Clemans
	Witness 2 for Tenant
Signature: Gary L. Raeckers	Signature: [signature]
Print Name: Gary Raeckers	Print Name: Stelyan Ivanov
Title: Chief Operating Officer	
Date: 7/26/13	

"LANDLORD"	Signed, sealed and delivered in our presence as witnesses to Landlord
	Witness 1 for Landlord
MAGDALENE CENTER OF TAMPA, LLC, a Florida limited liability company	
	Signature: [signature]
	Print Name: Stelyan Ivanov
By: [signature] Dharma Malempati As its Manager	Witness 2 for Landlord
	Signature: [signature]
Date: 7/25/13	Print Name: Rajesh Kotak

Landlord Initials [initials] Tenant Initials____

OFFICE LEASE AGREEMENT
Magdalene Center

THIS OFFICE LEASE AGREEMENT (this "Lease") is made and entered into as of the Effective Date (as defined in Section 33) by and between Magdalene Center of Tampa, LLC, a Florida limited liability company, ("Landlord") and Tenant.

SUMMARY OF KEY TERMS AND DEFINITIONS

"Tenant" — **Health Plan Intermediaries Holdings, LLC**
A Delaware (State) ☐corporation / ☐partnership / ☒limited liability company / ☐limited partnership / ☐sole proprietorship / ☐________________ (select one)

"Tenant's Address" — 15438 N Florida Ave Ste 201, Tampa, FL 33613

"Guarantor" — N/A

"Project" — Magdalene Center, located at 15436 & 15438 N. Florida Ave., Tampa, Florida 33613 containing approximately 40,725 square feet.

"Premises" — Suite N120 and Suite N104 of the Project, as more particularly identified on the Site Plan of the Project attached hereto as Exhibit "A" and containing approximately 1,579 and 1,272 respectively, rentable square feet of office space, and representing 7% of the Project ("Pro Rata Share").

"Lease Term" — Five (5) years

"Commencement Date" — March 1, 2014 — With permission from the Landlord, Tenant may take occupancy of the Leased Premises prior to the Commencement Date. In the event Tenant takes such early occupancy, all terms and conditions of this Lease shall be in effect with the exception of rent, which shall begin on the Commencement Date regardless of the date of occupancy.

"Expiration Date" — February 28, 2019 unless the Lease Term is sooner terminated as provided herein.

"Base Monthly Rent"

03/01/2014 – 05/31/2014	$0.00
06/01/2014 – 06/30/2015	$4,174.34
07/01/2015 – 06/30/2016	$4,259.87
07/01/2016 - 06/30/2017	$4,347.78
07/01/2017 – 06/30/2018	$4,434.73
07/01/2018 – 02/28/2019	$4,523.43

"Sales Tax" — Teanant shall pay state sales tax, if applicable, which is currently 7%

"Utilities" — Electric at the premises is the responsibility of the Teanant.

"Security Deposit" — $0.00

"Base Year" — The base year is 2014

"Tenant's Permitted Use" — Administrative office purposes under the trade name "Health Plan Intermidiaries."

"Work Letter Agreement" — See Exhibit "B" attached hereto.

"Lease Year" — Every twelve month period commencing with the Commencement Date or, if the Commencement Date falls on a day other than the first day of a calendar month, every twelve month period commencing with the first day of the calendar month following the Commencement Date.

"Normal Business Hours" — 8:00 a.m. to 6:00 p.m., Monday through Friday, except recognized State of Florida and Federal Holidays (which holidays include, without limitation, New Year's Day, President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the day after Thanksgiving, and Christmas Day) (a "Holiday").

"Landlord's Address" — Magdalene Center of Tampa, LLC c/o Om Ventures Realty, 4008 N Florida Ave, Tampa, FL 33603

"Parking Spaces" — 9 non-exclusive vehicular parking spaces

"Broker" — Om Ventures Realty, LLC (see Section 34)

The terms and definitions set out in this Summary of Key Terms and Definitions are referred to and hereby incorporated into this Lease and shall have the meanings set forth above unless otherwise expressly limited or modified by the text of this Lease. This Lease consists of a total of 8 printed pages, plus a Site Plan marked as Exhibit "A," Work Letter Agreement marked as Exhibit "B," a Floor Plan marked as Exhibit "C" and the Project Rules and Regulations marked as Exhibit "D."

WITNESSETH:

Landlord, in consideration of the rentals herein reserved and the covenants and conditions herein undertaken by or imposed upon Tenant, hereby leases, lets, and demises to Tenant, and Tenant hereby leases and hires from Landlord, the Premises for the Lease Term commencing on the Commencement Date and ending at midnight on the last day of the Lease Term ("Expiration Date"). Tenant shall also have the right, in common with all other tenants and occupants of the Project, to the non-exclusive use of the common areas located within the Project and the appurtenant parking areas, walkways and sidewalks subject to the terms hereof.

Upon initial occupancy of the Premises, Tenant shall execute Landlord's standard Confirmation of Commencement Date and Acceptance of Premises letter ("Acceptance Letter"). Such Acceptance Letter shall confirm the Commencement Date and Expiration Date of the Lease, shall indicate that Tenant has accepted the Premises, and shall indicate any agreed upon punchlist items which Landlord is required to perform based upon the Work Letter Agreement, attached as Exhibit "B." Tenant's failure or refusal to execute the Acceptance Letter shall have no effect on the other contents of this Lease, such contemplated execution to be merely for clarification purposes. By occupying the Premises, Tenant shall be conclusively deemed, in any event, to have accepted the Premises in their entirety. Tenant hereby expressly acknowledges and agrees that Tenant's Pro Rata Share may change from time to time upon a change in the total rentable square feet of space contained within the Project occasioned by any additions or subtractions made to the Project by Landlord. Any such change in Tenant's Pro Rata Share shall be effective immediately upon Tenant's receipt of notice from Landlord as to such change.

1. Rent. Tenant covenants and agrees to pay to Landlord at Landlord's Address, or at such other addresses and to such other persons as Landlord may from time-to-time designate to Tenant in writing, the Base Monthly Rent. All installments of Rent, plus any other charges that may be due, are due and payable in advance, without demand, abatement, reduction, recoupment, setoff or deduction, on the first day of each and every calendar month during the Lease Term commencing on the Commencement Date. If the Commencement Date occurs on a date other than the first day of a calendar month, or if the Expiration Date occurs on a date other than the last day of a calendar month, then the Base Monthly Rent for such fractional month shall be prorated on a daily basis based upon a 30-day calendar month. Any payment of Base Monthly Rent or other charges or other sums due Landlord hereunder ("Additional Rent") (the Base Monthly Rent and Additonal Rent being collectively referred to as the "Rent") that is not received by Landlord on or before the date that is three (3) days after the same is due and payable shall (i) be subject to a five percent (5%) late payment fee to offset Landlord's expense, delay and inconvenience in handling the late payment, or $50.00, whichever is greater, and (ii) bear interest from the date when due until paid at the lesser of eighteen percent (18%) per annum or the maximum lawful rate of interest. Such late payment fee and interest shall be due with the payment to which they relate. Tenant agrees to pay Landlord a $50 fee for each check returned for insufficient funds and a $50 processing fee for each notice that Landlord sends to Tenant concerning delinquent rent or other violation of this Lease.

2. Operating Expenses, Insurance Expense, Tax Expense & Other Additional Rent.

a. Tenant shall pay to Landlord its Pro Rata Share of the amount by which the Operating Expenses (defined below) exceed the Operating Expenses for the Base Year ("Operating Expense Increase"). As used in this Lease, the term "Operating Expenses" means all expenses and disbursements (subject to the limitations set forth below) that Landlord incurs in connection with the ownership, operation, management, and maintenance of the Project, determined in accordance with sound accounting principles consistently applied, including the following costs: (i) wages and salaries of all on-site employees engaged in the operation, maintenance or security of the Project (together with Landlord's reasonable allocation of expenses of off-site employees who perform a portion of their services in connection with the operation, maintenance or security of the Project), including taxes, insurance and benefits relating thereto; (ii) all supplies and materials used in the operation, maintenance, repair, replacement, and security of the Project; (iii) costs for improvements made to the Project which, although capital in nature, are expected to reduce the normal operating costs (including all utility costs) of the Project, as amortized using a commercially reasonable interest rate over the time period reasonably estimated by Landlord to recover the costs thereof taking into consideration the anticipated cost savings, as determined by Landlord using its good faith, commercially reasonable judgment, as well as capital improvements made in order to comply with any Law hereafter promulgated or any interpretation hereafter rendered with respect to any existing Law, as amortized using a commercially reasonable interest rate over the useful economic life of such improvements as determined by Landlord in its reasonable discretion; (iv) cost of all utilities, except the cost of utilities for individual tenant spaces; (vi) repairs, replacements, and general maintenance of the Project including the roof, sprinkler system, landscaping, drainage, lighting, signage, utilities, and similar systems and structures of the Project; (vii) fair market rental and other costs with respect to the management office for the Project; and (viii) service, maintenance and management contracts for the operation, maintenance, management, repair, replacement, or security of the Project. Operating Expenses shall not include costs for (i) repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties; (ii) interest, amortization or other payments on loans to Landlord; (iii) depreciation; (iv) leasing commissions; (v) legal expenses for services, other than those that benefit the Project tenants generally (e.g., tax disputes or liability issues); (vi) renovating or otherwise improving space for occupants of the Project or vacant space in the Project; and (vii) federal income taxes imposed on or measured by the income of Landlord from the operation of the Project.

b. Tenant shall pay to Landlord its Pro Rata Share of the amount by which the Insurance Expense (defined below) exceed the Insurance Expense for the Base Year (" Insurance Expense Increase"). As used in this Lease, the term "Insurance Expense" means all insurance premiums and other charges for insurance on or in respect to the Project, including liability, property, flood, loss of rents, and other coverage for the Project shall be included in the cost of Insurance Expense.

c. Tenant shall pay to Landlord its Pro Rata Share of the amount by which the Tax Expense (defined below) exceed the Tax Expenses for the Base Year ("Tax Expense Increase"). As used in this Lease, the term "Tax Expense" shall mean all ad valorem real estate and tangible personal property taxes including all consulting fees paid in an effort to reduce the amount of taxes owed.

d. Landlord may make a good faith estimate of the Operating Expenses, Insurance Expense, and Tax Expense to be due by Tenant for any calendar year or part thereof during the Lease Term. During each calendar year or partial calendar year of the Lease Term (after the Base Year), Tenant shall pay to Landlord, in advance concurrently with each monthly installment of Base Monthly Rent, an amount equal to the estimated Operating Expense Increase, Insurance Expense Increase, and Tax Expense Increase for such calendar year or part thereof divided by the number of months therein. From time to time,

Landlord may estimate and re-estimate the Operating Expense Increase, Insurance Expense Increase, and Tax Expense Increase payable by Tenant and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Operating Expense Increase, Insurance Expense Increase, and Tax Expense Increase payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Operating Expense Increase, Insurance Expense Increase, and Tax Expense Increase as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Operating Expense Increase, Insurance Expense Increase, and Tax Expense Increase are available for such calendar year. All such Operating Expense Increase, Insurance Expense Increase, and Tax Expense Increase shall be treated as Additional Rent.

e. By April 1 of each calendar year, or as soon thereafter as practicable, Landlord shall furnish to Tenant a statement of Operating Expenses, Insurance Expense, and Tax Expense for the previous calendar year or portion thereof, in each case adjusted as provided in Section 2.f. (the " Operating Expenses, Insurance Expense, and Tax Expense Statement"). If Tenant's estimated payments of Operating Expense Increase, Insurance Expense Increase, and Tax Expense Increase under this Section 2 for the year or the portion thereof covered by the Operating Expense, Insurance Expense, and Tax Expense Statement exceed Tenant's Pro Rata Share of such items as indicated in the Operating Expenses, Insurance Expense, and Tax Expense Statement, then Landlord shall promptly credit or reimburse Tenant for such excess; likewise, if Tenant's estimated payments of Operating Expense Increase, Insurance Expense Increase, and Tax Expense Increase under this Section 2 for such year are less than Tenant's Pro Rata Share of such items as indicated in the Operating Expenses, Insurance Expense, and Tax Expense Statement, then Tenant shall pay Landlord such deficiency within ten (10) days after mailing of the Operating Expenses, Insurance Expense, and Tax Expense Statement.

f. With respect to any calendar year or partial calendar year in which the Project is not occupied to the extent of 95% of the rentable area thereof, or Landlord is not supplying services to 95% of the rentable area thereof, the Operating Expenses, Insurance Expense, and Tax Expense for such period shall, for the purposes hereof, be deemed to be increased to the amount which would have been incurred had the Project been occupied to the extent of 95% of the rentable area thereof and Landlord had been supplying services to 95% of the rentable area thereof.

g. Tenant will pay Landlord all state and local sales, excise and use taxes imposed by law on all Base Rent, Additional Rent and other charges or services due from Tenant to Landlord under this Lease, said taxes to be remitted together with the Base Rent, Additional Rent, charges, or services to which they pertain.

All amounts payable by Tenant according to this Section 2 will be payable as rent, without abatement, reduction, recoupment, deduction or offset. If Tenant fails to pay any amounts due according to this Section 2, Landlord will have all the rights and remedies available to it on account of Tenant's failure to pay rent.

3. Security; Prepaid Rent.

a. Landlord hereby acknowledges receipt from Tenant of the Security Deposit, which shall be held by Landlord throughout the Lease Term as security for Tenant's performance of each and every covenant contained herein on the part of Tenant to be performed and may commingle such Security Deposit with Landlord's other funds. Upon Tenant's breach of any term or provision of this Lease, Landlord may apply the same against any installment of Rent then due to cure any such breach, or against any of Landlord's damages; and Landlord shall not thereby waive any right or remedy available to Landlord under this Lease or by law with respect to such breach. In the event Landlord applies the Security Deposit to remedy a default, Tenant shall promptly without delay replace said amount so Landlord then holds the amount in the Summary of Key Terms and Definitions. In all other events, said sum shall be returned to Tenant, without interest, within thirty (30) days following the expiration of the Lease Term unless the security deposit is held pending Landlord's completion of repairs required to be made to the Premises.

b. Landlord hereby acknowledges receipt from Tenant of the First Month's Base Rent as noted in the Summary of Key Terms and Definitions.

4. Signs. Tenant shall not erect, install, maintain or display any signs, lettering, awnings, canopies or advertising on the interior or exterior of the Premises or the Project without the prior written consent of Landlord, which consent may be withheld or denied by Landlord in its sole and absolute discretion. In the event such consent of Landlord is obtained, Tenant, at its sole cost and expense, shall provide and maintain all signage, vinyl lettering and the like in good condition and repair at all times during the Lease Term. Landlord will provide building standard exterior suite sign at Tenant's cost. Upon the termination of this Lease, Tenant shall remove all signs, lettering, awnings and canopies and repair any and all damage caused by such removal. Tenant shall be responsible for ensuring that all signs, lettering, awnings, canopies or advertising erected or installed by Tenant comply with all applicable Laws. Tenant shall be allowed the following signs: Building directory, signs on exterior door.

5. Liens Prohibited. Tenant shall not permit any liens to attach to any interest in the Premises or the Project for labor, services or materials furnished thereto pursuant to a contract with or benefiting Tenant; and, in the event such liens do attach, Tenant agrees to pay and discharge the same forthwith. Landlord may pay any charges, on behalf of Tenant, that are threatened to be recorded as a lien. All such charges paid by Landlord will be billed to Tenant as Additional Rent. Without limitation of the foregoing, Landlord may transfer such lien to a bond posted by Landlord pursuant to the provisions of Chapter 713, Florida Statutes, and recover from Tenant all costs of such bond, as well as all charges related thereto. LANDLORD HEREBY NOTIFIES ALL PERSONS AND ENTITIES THAT ANY LIENS CLAIMED BY ANY PARTY AS THE RESULT OF IMPROVING THE PREMISES OR THE PROJECT PURSUANT TO A CONTRACT WITH, BENEFITING, OR AT THE DIRECTION OF, TENANT, OR WITH ANY PERSON OTHER THAN LANDLORD, SHALL EXTEND TO, AND ONLY TO, THE RIGHT, TITLE AND INTEREST IN AND TO THE PREMISES OR THE PROJECT, IF ANY, OF THE PERSON CONTRACTING FOR SUCH IMPROVEMENTS. THIS SECTION SHALL BE CONSTRUED SO AS TO PROHIBIT, IN ACCORDANCE WITH THE PROVISIONS OF CHAPTER 713, FLORIDA STATUTES, THE INTEREST OF LANDLORD IN THE PREMISES OR THE PROJECT BEING SUBJECT TO ANY LIEN FOR ANY IMPROVEMENTS MADE BY TENANT OR ANY OTHER PERSON ON THE PREMISES OR THE PROJECT.

Utilities; Services. The Premises are separately metered for electricity. As such, Tenant, at its sole cost and expense, shall pay to the electric company prior to delinquency all charges for electrical service to the Premises. As long as the Tenant is not in default under this Lease, Landlord shall be responsible at all times during the Lease Term for furnishing the Premises with sewer and water to the Premises if applicable, as well as provide customary janitorial service to the Premises according to

Project standards, other than on Holidays, for Project-standard installations. All such cleaning will be done between 6:00p.m. and 8:00a.m. Landlord is not responsible for cleaning food preparation/kitchen areas, training areas, or data processing areas. Landlord shall provide HVAC services to the Premises during Normal Business Hours. HVAC usage outside of Normal Business Hours will be billed to Tenant as additional rent at the then current rate charged by Landlord. All services, as indicated above in this paragraph, shall be rendered only if Tenant is not in default under this Lease.

3. Repairs. Landlord, at Landlord's sole cost and expense, shall maintain in good order and repair throughout the Lease Term the exterior grounds, the landscaping, the exterior walls and roof of the Premises, the common areas of the Project, the thermostat and HVAC system, the HVAC filters, and the parking areas, unless any such repairs are necessitated by the negligence or misconduct of Tenant, its agents, employees, contractors, consultants, licensees or invitees, in which event Tenant shall be responsible for the costs of such repairs. Landlord shall be responsible for all common area pest control throughout the Project. Notwithstanding the foregoing, Landlord shall have no obligation to make such repairs, nor shall Landlord have any liability for the damages to the property of, or personal injury to, the Tenant, its invitees, employees, contractors, consultants, agents or licensees or to any third party, resulting from the condition of any item described in this Section as being the responsibility of Landlord to repair, until Landlord has actual written notice of the need for such repair. Tenant shall use Landlord's online system for work order requests, or other system as Landlord may from time to time utilize.

Tenant, at Tenant's sole cost and expense, shall maintain in good, clean and sanitary condition, order and repair throughout the Lease Term the Premises, including, but not limited to, all doors, interior walls, ceilings, floors, entrance ways, windows, glass surfaces, electrical fixtures and conduits, interior lighting fixtures and bulbs, carpeting, blinds, and draperies and all plumbing, fixtures, systems and facilities located within the Premises, and shall supply all paper and soap for any restroom located within the Premises. Tenant shall be responsible for all interior pest control throughout the Premises. Tenant may, at Tenant's option and expense, periodically engage Landlord to replace lamps, fluorescent tubes and lamp ballasts on a group basis. Tenant shall pay to Landlord as additional rent the sum of (i) the cost of such replaced items at cost plus applicable sales tax, and (ii) a labor charge of $30.00 per hour (full or partial) with a one hour minimum (the hourly rate will be subject to change from time-to-time as Landlord deems necessary). Tenant also agrees that it shall not exceed its pro-rata share of amperage allotted to the building in which the Premises are located and the entire Property. Tenant at all times shall maintain the interior of the Premises in a clean, sanitary and orderly condition and free from accumulations of trash or rubbish. If Tenant neglects or refuses promptly to make any repairs or perform any maintenance required by this Section, Landlord may perform the same on Tenant's behalf, and Tenant shall reimburse Landlord for all costs and expenses incurred, together with interest thereon at the highest rate permitted by law until paid, upon demand. Reasonable wear and tear and casualty damage (other than casualty damage caused in whole or in part by Tenant, its agents, employees, contractors, consultants, licensees or invitees) are excepted from the provisions of this Section.

4. Insurance.

Tenant, at its sole cost and expense, shall maintain in force a comprehensive liability policy or policies of insurance written by a good and solvent insurance company in the amount of One Million Dollars ($1,000,000) combined single limit, insuring Landlord, its agents, lenders or Landlord's designated entities, and Tenant against any liability whatsoever occasioned by accident on or about the Premises, or any appurtenances thereto. Such insurance shall be on a per occurrence basis and endorsed to provide that the insurance shall be primary to and not contributory to any similar insurance carried by Landlord, and shall contain a severability of interest clause. All insurance policies shall provide that they shall not be canceled or materially changed without at least providing 30 days' prior written notice to Landlord. All insurance policies (excluding workers' compensation insurance) shall name Landlord, its agents, lenders or Landlord's designated entities as additional insureds. Tenant shall provide Landlord with satisfactory evidence of insurance, concurrently with the execution of this Lease, upon Landlord's demand thereafter from time to time, and upon each renewal thereafter, demonstrating that the required coverages are in full force and effect. Tenant shall renew the insurance policy not less than thirty (30) days prior to the expiration date thereof. In addition, Tenant will maintain all insurance required by law.

5. Waiver of Subrogation. To the extent not prohibited by or violative of any policy of insurance issued to Landlord or to Tenant, each of Landlord and Tenant, and all those claiming by, through and under Landlord and Tenant (a "Waiving Party"), hereby waive any and all rights to recover against the other party, or against the officers, directors, shareholders, partners, joint venturers, employees, agents, customers, invitees or business visitors of the other party, for any loss or damage to the Waiving Party, that arise from any cause covered by any insurance required to be carried by the Waiving Party pursuant to this Lease and any other insurance actually carried by the Waiving Party. The effect of such release is not limited to the amount of insurance actually carried or required to be carried, to the actual proceeds received after a loss, or to any deductibles applicable thereto. Either party's failure to carry the required insurance shall not invalidate this waiver. Each policy of insurance required to be maintained hereunder shall (i) contain (by endorsement if necessary) a waiver of subrogation by the insurer against Landlord or Tenant, as the case may be, or (ii) include the name of Landlord or Tenant, as the case may be, as an additional insured. Tenant agrees to cause all other occupants of the Premises claiming by, under or through Tenant to execute and deliver to Landlord such a waiver of claims and to obtain such waiver of subrogation rights endorsements.

6. Substitute Space. Landlord may not relocate Tenant without written approval from Tenant.

7. Indemnity. Tenant hereby releases Landlord from, and agrees to defend, indemnify and hold Landlord harmless from and against, any and all losses, damages, claims or expenses, including reasonable attorneys' fees, arising from Tenant's lease, use or occupancy of the Premises, or from the conduct of Tenant's business or from any activity, work or things done, permitted or suffered by Tenant, its agents, employees, contractors, consultants, licensees or invitees, in or about the Premises or the Project, or elsewhere, or from any negligence of Tenant, its agents, contractors, employees, consultants, licensees or invitees. Without limiting the foregoing, Landlord shall not be liable to Tenant, or any employee, agent, contractor, consultant, licensee or invitee of Tenant, or to the general public, for any injury or damage to person or property for any reason whatsoever, including, without limitation, Landlord's own negligence, unless Landlord's gross negligence or willful misconduct is the exclusive cause of such loss or injury and, with respect to injury or damage caused by any defect in the Premises or the Project, until Landlord shall have received written notice of the existence of the same and shall have had a reasonable time in which to correct the same.

8. Use. Tenant hereby covenants and agrees to use all of the Premises continuously for Tenant's Permitted Use, and shall not use the Premises for any other use or purpose whatsoever without Landlord's prior written consent, which consent may be withheld or denied in Landlord's sole and absolute discretion. Tenant shall conduct its business at all times in a high-class and reputable manner. Tenant additionally covenants to not perform, or permit its agents, employees, contractors, consultants, licensees or invitees to perform, any act in the Premises prohibited by law nor omit to perform any act required by law in connection with the use of the Premises, including all building, housing, fire and health codes and regulations; not to use or maintain the Premises or the Project areas in such a manner as to constitute an actionable nuisance to Landlord or any third party; and not to commit or permit waste of the Premises or the Project. Tenant shall not use or do anything in or about the Premises or the Project that will increase the insurance rates with respect to the Premises or the Project. Tenant agrees to pay

to Landlord as Additional Rent any increase in premiums for any insurance carried by Landlord on the Premises or the Project resulting from the business carried on in the Premises by Tenant or the manner in which Tenant carries on such business.

9. Surrender of Premises. Upon the termination of this Lease, Tenant shall surrender the Premises in a broom clean condition and in as good a condition as exists on the date hereof excepting only reasonable wear and tear and casualty damage (other than casualty damage caused in whole or in part by Tenant, its agents, contractors, employees, consultants, licensees or invitees). Landlord will conduct a walk-through inspection with Tenant upon the Tenant's surrender of the Premises to confirm conditions, and any cost deemed necessary to repair or return the Premises to an acceptable condition to Landlord will be deducted from the Security Deposit. Should the Security Deposit not be adequate to compensate for the cost of repairs, an invoice will be sent to Tenant's forwarding address, which will be payable within 10 days after mailing.

10. Compliance with Laws and Regulations; Project Rules and Regulations. Tenant, at its sole cost and expense, shall comply with all statutes, laws, ordinances, codes, rules, regulations, orders or other governmental decrees or regulations hereafter promulgated or any interpretation hereafter rendered ("Law") now or hereafter in effect pertaining to the Premises or Tenant's use or occupancy thereof, including, but not limited to, securing all appropriate business licenses, licenses for burglar alarms, occupational licenses, and annual certification of all fire extinguishers servicing the Premises. Tenant hereby covenants and agrees at all times during the Lease Term to comply with all reasonable rules and regulations that Landlord may from time to time adopt for the protection of Landlord and other tenants of the Project. The initial rules and regulations are set forth on Exhibit "D" attached hereto. Furthermore, Tenant shall insure that the location of office desks and equipment within the Premises comply with The American with Disabilities Act of 1990 as amended.

11. Entry by Tenant. Tenant shall not be permitted entry to the Premises prior to the Lease Commencement Date unless accompanied by a representative of Landlord. Tenant agrees to permit Landlord and Landlord's agents entry to the Premises during Normal Business Hours or at such other mutually acceptable time upon 24 hours' prior notice to Tenant for the purpose of inspecting the Premises, preventing waste thereto, making such repairs or performing such maintenance as Landlord may deem necessary, showing the Premises to prospective purchasers, prospective tenants and mortgage lenders, or discharging any duty imposed upon Landlord by this Lease or by law; provided, however, the same does not unreasonably interfere with Tenant's use of the Premises. Notwithstanding the foregoing, Landlord may access the Premises at any time and without Tenant's approval in the event of an emergency.

12. Entry by Landlord. Landlord, its agents, contractors, employees, consultants, licensees or invitees shall have the right to enter the Premises at all times to examine the same and to show them to prospective mortgages, purchasers or lessees of the Premises and to make such decorations, repairs, alterations, improvements or additions as Landlord may deem necessary or desirable to the Property and Landlord shall be allowed to take all material into and upon said Premises that may be required thereof without the same constituting an eviction of Tenant in whole or in part and the rent reserved shall in no way abate while said decorations, repairs, alterations, improvements or additions are being made, by reason of loss or interruption of business of Tenant, or otherwise. If, during the last month of the Lease Term, Tenant shall have removed all of Tenant's property therefrom, Landlord may immediately enter and alter, renovate and redecorate the Premises, without elimination or abatement of rent or incurring liability to Tenant for any compensation and such acts shall have no effect on this Lease.

13. Subordination; Estoppel Certificates. Tenant agrees that this Lease is and at all times shall be subject and subordinate to the lien of any mortgage now or hereafter encumbering the Premises or the Project, and Tenant agrees from time-to-time to execute, acknowledge and deliver any instrument of subordination required or requested by any such mortgage lender and a signed writing acknowledging the status of this Lease. Upon the transfer of any or all of Landlord's interest in this Lease or the Premises, or both, regardless of whether such transfer is characterized as voluntary or by operation of law, conditional or unconditional, absolute or as security for performance of an obligation, Tenant agrees to promptly execute, acknowledge and deliver to such transferee, upon request, a signed writing acknowledging the status of this Lease, and all instruments of attornment required by such transferee. Upon the absolute transfer of the reversion to any party assuming Landlord's obligations hereunder, the person or entity executing this Lease as Landlord shall thereupon be relieved of any and all further obligations to Tenant hereunder. Tenant hereby appoints Landlord as Tenant's attorney-in-fact for purposes of executing on Tenant's behalf any such instrument of subordination and any such signed writing acknowledging the status of this Lease if Tenant fails to do so within five (5) business days after Landlord's request therefor. Such appointment is coupled with an interest and is irrevocable.

14. Assignment, Subletting and Pledging. Tenant shall not, without Landlord's prior written consent, which consent is subject to Landlord's sole and absolute di scretion, (i) assign this Lease, or any right or privilege granted hereunder, (ii) sublet all or any portion of the Premises, or (iii) mortgage, hypothecate or otherwise pledge this Lease or the leasehold estate created hereby as collateral or security for a monetary or other obligation. Any (i) transfer of any of Tenant's interest in this Lease or the Premises by operation of law, or (ii) change in the ownership structure of Tenant (such as the transfer or issuance of stock, membership interests, partnership interests, etc.) that results in a change in the voting control of Tenant, regardless of whether either of the foregoing is characterized as voluntary or involuntary, shall be construed as an "assignment" prohibited by this Section. All assignment requests must be submitted in writing to Landlord and accompanied by a $500 non-refundable Legal Review fee. The consent by Landlord to one or more assignments or sublettings shall not operate as a waiver of Landlord's rights pertaining to any subsequent assignments or sublettings. Notwithstanding any approved assignment or subletting, Tenant shall remain fully responsible and liable for the payment of the rental and other charges herein specified and for compliance with all other obligations of Tenant under this Lease.

15. Casualty. In the event that the Premises shall be totally destroyed or shall be damaged by fire or other casualty to the extent that the same shall not be reasonably tenantable by Tenant, either party, may elect to cancel this Lease as of the time of the damage to, or destruction of, the Premises, whereupon Tenant shall be relieved from the payment of any rental accruing thereafter. In the event that the Premises shall be partially destroyed or damaged by fire or other casualty to the extent that the same shall be reasonably tenantable by Tenant as mutually agreed to by the Parties, or if the Premises are totally destroyed and Landlord does not elect to cancel this Lease pursuant to the preceding sentence, then Landlord shall restore the Premises by repairs or reconstruction, in which event the amount of rental payable hereunder shall be abated for the period of Landlord's repairs in proportion to the amount of the Premises which shall be untenantable by Tenant, unless such fire or other casualty was caused in whole or in part by Tenant, its agents, employees, contractors, consultants, licensees or invitees, in which event Tenant shall be obligated to continue paying rental accruing thereafter. As used herein, the term "casualty" means fire, hurricane, flood, tornado, rain, wind, sinkhole or other act of God, regardless of whether the same reasonably could be foreseen; riot, civil commotion or other acts of a public enemy; war; terrorism and theft, vandalism or other criminal or tortious acts of third parties. Repairs or reconstruction by Landlord shall be completed in a commercially reasonable period. In the event that the Premises shall be rendered wholly untenantable by fire or other casualty, the Landlord shall be entitled to the proceeds of all applicable insurance maintained by Landlord, and may, at its option, (a) terminate this Lease by giving Tenant written notice thereof within thirty (30) days from the date of said damage or destruction, or (b) repair or replace the Premises to substantially the same condition as prior to the damage or destruction. If the Landlord fails to commence to repair the damage or destruction within forty-five (45) days from the date of such damage or destruction, or if the Premises shall not have been substantially

replaced or repaired within one hundred eighty (180) days after the date of such damage or destruction, Tenant may at its option, terminate this Lease by giving written notice to Landlord within fifteen (15) days after Landlord's failure to commence or substantially complete said repairs within the applicable time period. The rent herein required to be paid shall abate during the period of such untenantability.

If the Premises shall be damaged in part by fire or other casualty, but still remain partially tenantable, Landlord shall repair the Premises to substantially the same condition as prior to the damage. Landlord shall commence repair of the damage or destruction within ninety (90) days from the date of occurrence. During the period of such repairs and restorations, this Lease shall continue in full force and effect, and Tenant shall be required to pay the rent herein reserved, abated by the percentage of area of the Leased Premises destroyed as compared to the total area of the Leased Premises.

In the event that any damage or destruction occurs during the last twelve (12) months of the Lease Term or the renewal term, if any, to the extent of fifty percent (50%) or more of the insurable value of the Premises, Landlord may elect to terminate this Lease by giving notice of such election to Tenant within thirty (30) days after such damage or destruction. In such event, Landlord shall receive the proceeds of the Landlord's insurance policies without obligation to rebuild or restore the Premises, and Tenant shall execute any waiver which may be required of it by any insurer or Landlord.

16. Condemnation. If any portion (but not the whole) of the Premises is condemned for any public use or purpose by any legally constituted authority with the result that the Premises are no longer reasonably tenantable, then Landlord shall have the option of (i) canceling this Lease, and rent shall be accounted for between Landlord and Tenant as of the date of taking, or (ii) continuing with the Lease, in which event (a) the amount of rental payable hereunder shall be abated in proportion to the amount of the Premises taken in relation to the Premises as they existed prior to such taking, and (b) Landlord shall restore the Premises (exclusive of Tenant's fixtures, equipment, signs, tenant improvements and any items installed in or affixed to the Premises by Tenant, which shall be promptly repaired, replaced or restored by Tenant, at Tenant's sole cost and expense) by repairs or reconstruction to the extent of any condemnation proceeds attributable to only the improvements available to Landlord to make such repairs and reconstruction. In the event the entire Premises is so taken, then Landlord may elect to relocate Tenant subject to Section 10 or terminate this Lease, in which event the rent will be apportioned through the date of such taking. In the event of a taking, Landlord shall be entitled to all compensation to be paid by the condemning authority, except that Tenant may pursue any claim against the condemning authority that Tenant may independently have for business interruption, or moving expenses.

17. Parking. Tenant shall have the right to the Parking Spaces for the non-exclusive use of Tenant and its employees, invitees and guests.

18. Holding Over. Should Tenant hold over in possession after the expiration or termination of this Lease without Landlord's written permission, such continued possession shall not be construed as a renewal of this Lease, but shall be construed as a tenancy at sufferance at a daily rental rate equal to twice the daily rate of the Base Monthly Rent of the term of this Lease and otherwise subject to all of the terms and provisions hereof. Furthermore, Landlord shall have all remedies available to it at law in equity.

19. Default. Tenant shall be deemed in default of its obligations under this Lease upon the occurrence of any of the following: (i) Tenant's default in payment of any Base Monthly Rent, Additional Rent, or other sums hereunder on or before the date that is three (3) days after the same is due and payable; (ii) Tenant's continued default in performance of any other covenant, promise or obligation under this Lease for a period of more than ten (10) days after delivery of written notice of such default to Tenant (unless the default is of such a nature that it cannot reasonably, without regard to Tenant's financial condition, be cured within said 10 days and Tenant reasonably, immediately and continuously prosecutes to completion such cure); (iii) Tenant's failure to pay any installment of Base Monthly Rent, Additional Rent, or other sums due hereunder on or before the date when due on more than two (2) occasions during any twelve (12) month period; (iv) the bankruptcy of, or appointment of a receiver or trustee for, Tenant; (v) Tenant's voluntarily petitioning for relief under or otherwise seeking the benefit of, any bankruptcy, reorganization or insolvency law; (vi) the sale of Tenant's interest under this Lease by execution or other legal process; (vii) Tenant's abandonment or vacation of the Premises during the Lease Term (Tenant's non-occupation of the Premises for a period of fifteen (15) days shall be conclusively deemed an abandonment); (viii) Tenant ceasing its business operations on the Premises; (ix) any unauthorized assignment or subletting by Tenant; and (x) Tenant's failure to take occupancy of the Premises when same is tendered by Landlord and Tenant.

20. Landlord's Remedies. Upon Tenant's uncured default hereunder, Landlord may exercise any one or all of the following options: (i) terminate Tenant's right to possession of the Premises under this Lease and reenter and take possession of the Premises and relet or attempt to relet the Premises on behalf of Tenant, at such rent and under such terms and conditions as Landlord may, in the exercise of Landlord's sole discretion, deem best under the circumstances for the purpose of reducing Tenant's liability; and Landlord shall not be deemed to have thereby accepted a surrender of the Premises or the leasehold estate created hereby, and Tenant shall remain liable for all Base Monthly Rent, Additional Rent, and other sums due under this Lease and for all damages suffered by Landlord because of Tenant's breach of any of the covenants of this Lease; (ii) Terminate this Lease and reenter upon and take possession of the Premises with written notice to Tenant, whereupon the term hereby granted and all right, title and interest of Tenant in the Premises shall terminate, and such termination shall be without prejudice to Landlord's right to collect from Tenant any Base Monthly Rent, Additional Rent, or other sums that have accrued prior to such termination, together with all damages suffered by Landlord because of Tenant's breach of any covenant contained in this Lease; and (iii) declare the entire remaining unpaid Rent for the term of this Lease then in effect to be immediately due and payable, and, at Landlord's option, take immediate action to recover and collect the same by any available procedure. At any time during any such repossession or reletting by Landlord, Landlord may, by delivering written notice to Tenant, elect to exercise its option under item (ii) of the preceding sentence to accept a surrender of the Premises and the leasehold estate created hereby, terminate and cancel this Lease, and retake possession and occupancy of the Premises on behalf of Landlord. The remedies provided in this Section shall be cumulative to those provided elsewhere herein or by law.

21. Non-Waiver of Subsequent Defaults. Any failure of Landlord to enforce any provision of this Lease, or to demand strict compliance therewith, upon any default by Tenant shall not be construed as modifying the terms of this Lease or as a waiver of Landlord's right to terminate this Lease as herein provided or otherwise to enforce the provisions hereof upon any subsequent default by Tenant, unless such modification or waiver is in writing, signed by Landlord.

22. Attorneys' Fees. If either Landlord or Tenant or their successors and assigns shall commence any legal proceeding against the other with respect to the enforcement or interpretation of any of the terms and conditions of this Lease, the non-prevailing party therein shall pay to the other expenses incurred by said other party in the litigation, including reasonable attorneys' and paralegals' fees and costs as may be fixed by the court having jurisdiction over the matter, including attorneys' fees in appellate and bankruptcy court proceedings.

23. Alterations and Improvements. Other than the alterations and improvements, if any, described in the Work Letter Agreement attached hereto as Exhibit "B," Tenant accepts the Premises in their "as is" condition. Tenant agrees to make no alterations, additions or improvements to the Premises without Landlord's prior written consent, which consent will not be unreasonably withheld or denied by Landlord; and all such additions, alterations and improvements shall be at Tenant's sole cost and expense. Landlord, at its sole option, may require Tenant, at Tenant's expense, to remove any or all of such additions, alterations or improvements and restore the Premises to the same condition as exists on the date hereof, reasonable wear and tear excepted. Notwithstanding anything contained in this Section to the contrary, Tenant shall comply with the NEC (National Electric Code) and/or all codes in effect in the State of Florida and the County of Hillsborough regarding all low voltage wiring, including wiring for phone lines, computer networking, burglar and fire alarms and the like. Tenant agrees to abide by any other laws and codes as may be enforced from time to time. In addition, upon vacating the Premises, Tenant, at its sole cost and expense, shall remove all low-voltage wiring installed as part of its tenancy, including making necessary patches in walls and/or ceiling plenum areas as required.

24. Notices. Any notice or demand required under this Lease shall be in writing and shall be deemed to have been delivered when (i) personally delivered to the recipient (either by courier or nationally recognized overnight delivery service), or (ii) mailed by registered or certified mail, and addressed to Landlord and Tenant at their respective addresses set forth in the Summary of Key Terms and Definitions. Such addresses may be changed by written notice as provided in this Section.

25. Miscellaneous. This Lease constitutes a complete and total integration of the agreement of the parties, and all antecedent agreements, promises, representations and affirmations, whether written or oral are merged herein and superseded hereby. No oral promises, representations or affirmations made contemporaneously with the execution of this Lease shall operate to modify, enlarge or contradict its express terms. This Lease may be modified by the subsequent agreement of the parties, but no such modification shall be operative unless contained in a writing signed by Landlord and Tenant. The covenants contained herein shall bind, and the benefits hereof shall inure to, the respective heirs, personal representatives, successors and permitted assigns of the parties hereto, jointly and severally. Unless the context requires otherwise, the singular shall be construed to include the plural and vice versa. The paragraph headings used herein are for indexing purposes only and are not to be used in interpreting or construing the terms of this Lease. If any provision of this Lease or application thereof to any person or circumstances shall to any extent be invalid, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is held invalid shall not be affected thereby and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law. This Lease is the result of negotiations between Landlord and Tenant and therefore the language contained in this Lease shall be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

26. No Joint Venture. Landlord shall in no event be construed to be a partner or joint venturer of Tenant or any permitted assignee or sublessee, and Landlord shall not be responsible for any of Tenant's debts or liabilities or the debts or liabilities of any permitted assignee or subtenant.

27. Landlord's Liability

This Lease shall be non-recourse to Landlord, and Tenant shall look only to Landlord's equity in the Premises in the event of any damages or claims which Tenant may assert against Landlord arising out of or in connection with this Lease.

28. Force Majeure. If either party hereto shall be delayed or prevented from the performance of any act required hereunder by reason of acts of God, strikes, lockouts, labor troubles, inability to procure materials, restrictive governmental laws or regulations or other cause without fault and beyond the control of the party obligated to perform (financial inability excepted), performance of such act shall be excused for the period of the delay and the period for the performance of such act shall be correspondingly extended.

29. Time. Time is of the essence of this Lease and each and every provision hereof. The "Effective Date" of this Lease shall be the date the last of Landlord and Tenant has executed this Lease as evidenced by the date below their respective signatures.

30. Brokers' Commissions. Landlord and Tenant hereby represent and warrant to each other that no real estate agent, broker or finder was consulted, contacted or involved in connection with or in bringing about this transaction other than the Broker, who shall be paid a commission by Landlord under a separate agreement. Each party hereby agrees to defend, indemnify and hold the other harmless of and from any and all liabilities and/or liens arising out of a breach of the foregoing representation and warranty by the defaulting party.

31. Florida Law. This Lease shall be given effect, and shall be constructed and construed by application of the laws of Florida. The parties agree that venue for any action arising under or as a result or in connection with this Lease shall be proper in Hillsborough County, Florida.

32. Statutory Radon Gas Notice. The following notice is required by Florida law with respect to all real property leases: "Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit."

33. Hazardous Substances. Tenant covenants to not use the Premises for the use, storage or transportation of Hazardous Substances other than those (i) reasonably necessary for the conduct of Tenant's permitted use of the Premises, and (ii) used, stored and transported by Tenant in compliance with all Environmental Laws. Tenant hereby agrees to indemnify Landlord and hold Landlord harmless from and against any and all losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of any settlement or judgment and claims of any and every kind whatsoever paid incurred or suffered by, or asserted against, Landlord by any person or entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or release from the Premises of any Hazardous Substance from and after the date hereof (including, without limitation, any losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of investigation of the environmental condition of the Premises or any portion of the Project and any feasibility studies or reports, costs of any settlement or judgment or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act, any so called federal, state or local "Superfund" or "Superlien" laws, statutes, law, ordinance, code, rule, regulation, order or decree regulating, with respect to or imposing liability, including strict liability, substances or standards of conduct concerning any Hazardous Substance [an "Environmental Law"]), regardless of whether within the control of Landlord. For purposes of this Section, "Hazardous Substances" shall mean and include biological waste and materials and those elements or compounds which are contained in the list of hazardous substances adopted by the United States Environmental Protection Agency ("EPA") and the list of toxic pollutants designated by the United States Congress or the

EPA or defined by any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material as now or at any time hereafter in effect. In addition, Hazardous Waste shall include any infectious waste or any materials which cause a nuisance upon or waste to the Premises or Project. If Tenant receives any notice of (i) the happening of any material event involving the spill, release, leak, seepage, discharge or clean-up of any Hazardous Substance on the Premises or in connection with Tenant's operations thereon or (ii) any complaint, order, citation or material notice with regard to air emissions, water discharges, or any other environmental, health or safety matter affecting Tenant from any person or entity (including without limitation the EPA) then Tenant shall immediately notify Landlord orally and in writing of said notice.

34. Rent a Separate Covenant. Tenant shall not for any reason withhold or reduce Tenant's required payments of rent and other charges provided in this Lease, it being agreed that the obligations of Landlord hereunder are independent of Tenant's obligations. In this regard it is specifically understood and agreed that in the event Landlord commences any proceeding against Tenant for non-payment of rent or any other such sum due and payable by Tenant hereunder, Tenant will not interpose any counterclaim or other claim against Landlord of whatever nature or description in any such proceedings (except as required by Florida law); and in the event that Tenant interposes any such counterclaim or other claim against Landlord in such proceedings, Landlord and Tenant stipulate and agree that, in addition to any other lawful remedy of Landlord, upon motion of Landlord, such counterclaim or other claim asserted by Tenant shall be severed out of the proceedings instituted by Landlord and the proceedings instituted by Landlord may proceed to final judgment separately and apart from and without consolidation with or reference to the status of such counterclaim or any other claim asserted by Tenant.

35. Quiet Enjoyment. Provided Tenant has performed all of its obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.

36. WAIVER OF JURY TRIAL. LANDLORD AND TENANT HEREBY VOLUNTARILY AND KNOWINGLY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER ON ALL MATTERS ARISING OUT OF THIS LEASE OR TENANT'S USE AND OCCUPANCY OF THE PREMISES.

IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the Effective Date.

"TENANT"	Signed, sealed and delivered in our presence as witnesses to Tenant:
Tenant Name: Health Plan Intermediaries Holdings, LLC	Witness 1 for Tenant
Business Type:	Signature: Lisa Clemans
State of Organization:	Print Name: Lisa Clemans
Signature: Gary L. Raecker	Witness 2 for Tenant
Print Name: GARY L. RAECKERS	Signature: [signature]
Title: COO	Print Name: Gerard Vernon
Date: 2/4/14	

"LANDLORD"	Signed, sealed and delivered in our presence as witnesses to Landlord
Magdalene Center of Tampa, LLC, a Florida Limited Liability Company	Witness 1 for Landlord
By: Magdalene Investor Group, LLC a Florida Limited Liability Company	Signature: [signature]
	Print Name: Steliman Fusaro
By: [signature] Dharma Malempati Its Manager	Witness 2 for Landlord
	Signature: Krishna Malempati
Date: 2/11/14	Print Name: KRISHNA MALEMPATI

EXHIBIT "A" TO LEASE

SITE PLAN OF PROJECT



South
2nd Floor
200
Open to Courtyard
North
2nd Floor
200
202
Open to Courtyard
Magdalene Center
15436 & 15438 N. Florida Ave.
Tampa, Florida 33613
40,725 SF
15438 N. Florida Ave
15436 N. Florida Ave
South
1st Floor
103
102
101
150
112
160
170
Reserved Parking
North
1st Floor
106
104
102
Courtyard
110
120
130
140
N. Florida Ave. / US Hwy 41
N
March 15, 2007

Landlord Initials ____ Tenant Initials ____

EXHIBIT "B" TO LEASE

WORK LETTER AGREEMENT

Tenant to take the suite N120 and N104 in an "AS IS condition"

Landlord Initials ______ Tenant Initials ______

EXHIBIT "C" TO LEASE

Floor Plan
As highlithed below



MAGDALENE CENTER
North Building
15438 North Florida Avenue
Tampa, Florida 33613
07.10.12
SUITE 104
SUITE 106
SUITE 102
COURTYARD
SUITE 101
SUITE 105
SUITE
1ST FLOOR
NORTH BUILDING
The Ludwig Group, P.A.

Landlord Initials ______ Tenant Initials ______

EXHIBIT "D" TO LEASE

MAGDALENE CENTER
PROJECT RULES & REGULATIONS
REVISED: 9/20/05

Landlord has adopted the following Project Rules and Regulations for Magdalene Center (the "Project"), for the care, protection and benefit of your leased suite (the "Premises"), and for the general comfort and welfare of all tenants. These Rules and Regulations apply to Tenant, and/or any of Tenant's officers, employees, agents, patrons, customers, licensees, visitors, or invitees (hereafter referred to as "Tenant & Guests") and are subject to amendment by the Landlord from time to time. It is the express obligation of Tenant to inform in a timely manner each of its employees, agents, invitees, or guests of the rules and regulations of the Project and to cause such parties to comply therewith.

1. Smoking is not permitted in the Premises, any of the office suites, interior or exterior bathrooms, parking area, exterior corridors, walkways or anywhere else on or about the site other than in the designated smoking areas. Tenant shall not permit its employees, invitees or guests to loiter or smoke in the Premises or the lobbies, passages, corridors, rest rooms, common walkways, parking lot, entrances or any other area within the Premises or shared in common with other tenants in the Project. A site plan will be provided denoting the designated smoking areas at the Project.

2. Tenant & Guests shall not engage in criminal activity, including but not limited to drug-related criminal activity, gang related activity, any act intended to facilitate criminal activity of any kind, on or near the Project or Premises. "Drug-related criminal activity" means the illegal manufacture, sale, distribution, or use of a controlled substance (as defined in Section 102 of the Controlled Substance Act).

3. Tenant & Guests will not engage in an act of violence or threats of violence, including, but not limited to, verbal or physical fights and the unlawful discharge of firearms on or near the Project or Premises. Tenant & Guests shall not conduct any activity on or about the Premises or Project that will draw pickets, demonstrators, or the like.

4. Tenant & Guests shall at all times conduct themselves in a professional, businesslike manner and will not engage in loud or profane discussions, arguments, phone calls and/or cellular phone calls in or about the Premises or common areas of the Project that disturb the quiet enjoyment of Tenant & Guests, neighboring tenants and their guests, invitees, customers and employees, the Landlord and its employees, agents, guests or invitees and management, maintenance, vendors, or cleaning personnel employed by the Project.

5. Tenant & Guests shall not make or permit any vibration or improper, objectionable or unpleasant noises or odors in the Project or otherwise interfere in any way with other tenants or persons having business with them. No machinery of any kind (other than normal office equipment) shall be operated by any tenant on its Premises without Landlord's prior written consent, nor shall any tenant use or keep in the Project any flammable or explosive fluid or substance, building gasoline, kerosene oil, acids, caustics (other than typical office supplies [e.g., photocopier toner] used in compliance with all Laws), or any explosive fluid or substance, or any illuminating material, unless it is battery powered, UL approved.

6. Tenant & Guests shall not do anything, or permit anything to be done, in or about the Project, or bring or keep anything therein that will in any way increase the possibility of fire or other casualty, or obstruct or interfere with the rights of, or otherwise injure or annoy other Tenants, or do anything in conflict with the valid pertinent laws, rules, or regulations of any governmental authority. Tenant shall not use any electrical space heaters within the Premises.

7. Tenants are responsible for all deliveries to their Premises and must insure that all boxes, wooden pallets, plastic carriers and debris of any sort is properly disposed of and/or removed by their delivery company at their sole cost and expense. Tenants must make their own arrangements for the proper disposal of construction materials, furniture and fixtures, copy machines, printers, computers, monitors and appliances of any kind. The trash dumpsters are for garbage and paper goods only.

8. Tenant & Guests shall cooperate with Landlord and Landlord's employees and/or the Project's cleaning and maintenance personnel in keeping its Premises and the common areas of the Project neat and clean.

9. Landlord will not be responsible for damaged or lost or stolen personal property, fixtures, furniture, equipment, money or jewelry from tenant's Premises or common areas of the Project regardless of whether such loss occurs when the area is locked against entry or not.

10. Loitering is strictly prohibited on the Premises. Sidewalks, doorways, halls, designated smoking locations, parking lot, and similar areas shall not be obstructed or used for any purpose other than ingress and egress to and from the Premises and for going from one part of the Project to another part of the Project.

11. Plumbing fixtures and appliances shall be used only for the purposes for which constructed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed therein. Any violation of this provision which causes a stoppage or damage to any such fixtures or appliances by the Tenant, and/or any of Tenant's officers, employees, agents, patrons, customers, licensees, visitors, or invitees shall be repaired at the sole expense of the Tenant.

12. Canvassing, soliciting, and peddling in the Project, Premises parking lot or common area grounds is prohibited. To ensure orderly operation of the Project and compliance with the Landlord's "No Soliciting" rule, no ice, mineral or other water, towels, newspapers, etc. shall be delivered to any Premises except by persons approved by Landlord. No vending or dispensing machines of any kind other than bottled drinking water may be maintained in any Premises without the prior written permission of Landlord.

13. Exterior and interior doors, when not in use, shall be kept free from obstructions at all times in accordance with the fire codes.

14. No tenant may enter into the phone rooms, electrical rooms, mechanical rooms or other service areas of the Project unless accompanied by Landlord or the Property Manager / Maintenance Personnel.

15. Nothing (including, without limitation, boxes, crates or excess trash) shall be swept into, disposed of, or deposited in the parking lot, exterior walkways, grounds, recreation or lawn areas, entries, passages, doors or hallways. Exterior doors, when not in use, shall be kept closed at all times.

Landlord Initials ______ Tenant Initials ______

16. No birds, animals, reptiles, rodents, dogs, cats or any other creatures or pets shall be brought into or kept in or about the Premises, building, common walkways or parking areas. Notwithstanding anything to the contrary contained herein, service animals, (seeing-eye dogs) are welcome to accompany any disabled individual entering the Project as an employee or visitor of Tenant or otherwise. Please notify Landlord if any special arrangements need to be made to accommodate disabled persons with such service animals.

17. Should Tenant require telegraphic, telephonic, muzak, annunciator or any other communication or entertainment service installed or changed, such work will be done at the expense of Tenant, with the approval of Landlord, and under Landlord's strict and sole direction.

18. All electrical fixtures hung in the Premises must be of a quality, type, design, bulb, color, size and general appearance approved by Landlord.

19. The Project is on a Master Key system. Landlord shall provide standard locks for doors and provide Tenant with two (2) keys to the locks. Tenant shall not have any duplicate keys made. Additional keys will be supplied by Landlord to Tenant at Tenant's cost and expense. If Tenant wishes to re-key their space, the Landlord's locksmith must be used to maintain the integrity of the Master Key system. All re-keys and additional keys are at Tenant's sole cost and expense. No tenant shall place any additional door locks in its Premises without Landlord's prior written consent.

20. All tenants will refer all contractors' representatives, installation technicians and repair persons rendering any service to them to Landlord for Landlord's supervision, approval and control before the performance of any contractual or other services. All Tenants are responsible for securing a certificate of insurance from any vendor or contractor performing work in their space as liability for any damage to the Premises or Project or personal injury to any person is assumed by the Tenant.

21. Movement in or out of the Premises or Project of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise, or materials which requires the use of the common walkways, driveways, parking lot areas or alleys shall be restricted to such hours as Landlord shall designate. All such movement shall be carried out in the manner prearranged between Tenant and Landlord. Such prearrangement initiated by Tenant will include determination by Landlord, and subject to Landlord's decision and control as to the time, method, and routing of movement, and as to limitations for safety or other concerns that may prohibit any article, equipment, or any other item from being brought into the Project. Tenants assume all risks as to damage to articles moved and injury of persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service. Landlord shall not be liable for acts of any person engaged in, or any damage or loss to any said property or persons resulting from any act in connection with such service performed.

22. No portion of any tenant's Premises shall at any time be used or occupied as sleeping or lodging quarters. The Premises shall not be used for conducting any barter, trade, or exchange of goods or sale through promotional give-away gimmicks, or any business involving the sale of second-hand goods, insurance salvage stock, or fire sale stock, and shall not be used for any auction or pawnshop business, any fire sale, bankruptcy sale, going-out-of-business sale, moving sale, bulk sale, or any other business which, because of merchandising methods or otherwise, would tend to lower the character of the Project, or which would be in violation of any law.

23. All glass, locks, and trimmings in or upon the doors and windows of the Project shall be kept whole and when any part thereof shall be broken, the same shall be immediately replaced or repaired by Tenant and at Tenant's sole cost and expense.

24. Each Tenant is responsible for pest control in their Premises at their sole cost and expense. If the Premises become infested with vermin, Tenant, at its sole cost and expense, shall cause its Premises to be exterminated from time to time to the satisfaction of Landlord, and shall employ exterminators approved by Landlord.

25. Each Tenant is responsible for complying with all laws, local codes and ordinances including, but not limited to: ensuring all operations related to the leased Premises meet local codes, licensing and operational requirements; providing fire extinguishers as required by law and annual re-certification of the fire extinguisher equipment; providing and maintaining adequate emergency lighting and exit lights and maintaining proper exit signage as required by law.

26. Landlord has the right to evacuate the Project in event of required repairs and maintenance, emergency or catastrophe.

27. No signs, advertisements or notices (other than those that are not visible outside the Premises) shall be painted or affixed on or to any windows or doors or other part of the Project without the prior written consent of Landlord. Handwritten signs are never permitted. No nails, hooks or screws (other than those which are necessary to hang paintings, prints, pictures, or other similar items on the Premises' interior walls) shall be driven or inserted in any part of the Project except by Project maintenance personnel. No curtains or other window treatments shall be placed between the glass and the Project's standard window treatments.

28. All damages to the Project caused by the installation or removal of any property of a tenant, or done by a tenant's property while in the Project, shall be repaired at the expense of such Tenant. In order to prevent excess damage to carpets, chairmats must be used at all times.

29. Parking for Tenant and Tenant's customers will be provided on a first come, first serve basis and as long as space is available in the common area parking lot, exclusive of any spaces designated by Landlord to be reserved. Tenant's parking can not exceed the parking amounts dictated in the lease.

30. Parking at the Project is never permitted on any sidewalk, walkway or curb area. This includes motorcycles, scooters, bicycles or any other vehicle other than those needed to assist handicapped individuals. Violations, whether by Tenant, or Tenant's Guests, shall have their vehicles towed without further notice at the vehicle owner's sole expense. Each Tenant is responsible for insuring compliance with this parking regulation by their employees, guests, patrons, customers and invitees.

Landlord Initials ____ Tenant Initials ____

31. All vehicles are to be currently licensed, in good operating condition, parked for business purposes having to do with Tenant's business operated in the Premises, parked within designated parking spaces, one vehicle to each space. No vehicle shall be parked as a "billboard" vehicle in the parking lot. Overnight parking at the Project is never permitted. Parking or storage of vehicles, boats, trailers, equipment and the like is never permitted. Tenant & Guests who do not operate or park their vehicles as required shall subject the vehicle to being towed at the expense of the owner or driver, without further notice. Landlord may, at its option, place a "boot" on the vehicle to immobilize it and may levy a charge of $100.00 to remove the "boot." Tenant shall indemnify, hold and save harmless Landlord of any liability arising from the towing or booting of any vehicles belonging to an employee or invitee of Tenant.

32. For security and safety reasons, the Landlord's management office will not accept packages or mail for Tenants at the Project. Each tenant shall make their own arrangements to accept packages or deliveries as required. If attempts are made to deliver packages or mail to the on-site management office, the delivery company will be referred back to the Tenant's suite.

33. Project Rules and Regulations may be modified by the Landlord from time-to-time as deemed appropriate and necessary to insure the proper operation of the Project and Premises.

Landlord Initials ____ Tenant Initials ____

FOURTH AMENDMENT TO OFFICE LEASE AGREEMENT

This First Amendment to Office Lease Agreement (this "Amendment") is executed between Alton Eighteen Tampa 26, LLC, a Delaware limited liability company and GL B&Y LLC, a Florida limited liability company (collectively "Landlord"), and Health Plan Intermediaries Holdings, LLC, a Delaware limited liability company ("Tenant") as successor-in-interest to Health Plan Intermediaries, LLC, a Florida limited liability company, for purposes of amending that certain Office Lease Agreement between Landlord's predecessor in interest and Tenant dated December 1, 2011, as amended by First Amendment to Lease Agreement between Landlord and Tenant dated August 30, 2012, as amended by Second Amendment to Lease Agreement between Landlord and Tenant dated March 22, 2013, as amended by Third Amendment to Lease Agreement dated July 26, 2013 (as amended, "Lease") for the Premises commonly known as Suites 201-N and 110-N, Magdalene Center, 15436 N Florida Ave, Tampa, FL 33613.

PRELIMINARY STATEMENTS

Landlord and Tenant desire to enter into this Fourth Amendment for the purposes set forth herein.

AGREEMENTS:

NOW, THERFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

1. Definitions. Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the meaning ascribed to them in the Lease.

2. Extension. The Lease Term is hereby extended for thirty (30) months. According, the Expiration Date of the Lease is hereby extended from July 1, 2017 to December 31, 2019.

3. Base Monthly Rent. The Base Monthly Rent due under the Lease is amended as follows:

Time Period	Square Feet	*Base Monthly Rent
07/01/2017 - 6/30/18	9,700	$14,550.00
7/1/18 – 6/30/19	9,700	$14,986.50
7/1/19 – 12/31/19	9,700	$15,436.10

*Plus applicable sales tax

4. Parking. Landlord has entered into a license agreement with Celebration Church, Inc. of Tampa, FL for the use of the parking spaces in the parking lot located at 16235 Lake Magdalene Blvd. Should Tenant require parking spaces in excess of what is permitted under the Lease, Tenant, and Tenant's employees and invitees, shall use the spaces for which Landlord was granted a license as shown on Exhibit "A," and labeled as "Magdalene Parking Spaces."

5. Additional Rent. Beginning on 6/1/17 until the Expiration Date, Tenant shall pay an additional $325 per month in Base Monthly Rent to compensate Landlord for Tenant's use of the Magdalene Parking Spaces.

6. Tenant Improvements. Landlord will provide Tenant with a tenant improvement allowance up to $30,000 for the purpose of refreshing any of the suites currently leased by Tenant. All work will be approved by the landlord with property management involvement.

7. Security Deposit. Landlord shall retain Tenant's existing Security Deposit in the amount of $5,134.00 which shall continue to serve as the Security Deposit under the Lease.

8. Maintenance. Landlord will provide direct access to ownership, not property management, for any critical occurrences which may cause Tenant's business interruption & if there is a failure to provide a response to Tenant by the start of the next business day. If landlord fails to use diligent resolution efforts and Tenant continues to be unable to conduct business, then Tenant can use commercially reasonable efforts to remedy the problem and deduct such expenses from the Rent.

9. Ratification. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease, is and remains in good standing and in full force and effect, and (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease, or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

10. Binding effect: Governing Law. Except as modified hereby, the Lease shall remain in full effect and this Amendment shall be binding upon Landlord and Tenant. This Amendment shall be governed by the laws of the State of Florida. The "Effective Date" shall be the date the last of Landlord and Tenant signs this Amendment as evidenced by the date below their respective signatures.

11. Conflict. In the event of a conflict between the terms and conditions of this Amendment and the terms and conditions of the Lease, this Amendment shall control and prevail.

12. Authority. If Tenant is a corporation, partnership or other entity, each individual executing this Amendment on behalf of said corporation, partnership or other entity represents and warrants that he or she is duly authorized to execute and deliver this Amendment on behalf of said corporation, partnership or other entity in accordance with the duly adopted resolution of the Board of Directors of said corporation or with the bylaws of said corporation or under pertinent partnership, operating or other agreements, that any required consents or approvals of third parties have been obtained and that the Lease is binding upon said corporation, partnership or other entity.

13. Severability and Invalidity. If any provision of this Amendment, or the application of such provision to any person or circumstances, shall be held invalid, the remainder of the Amendment, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall be affected thereby.

14. Counterparts. This License Agreement may be executed in multiple counterparts, each of which shall be an original, but such counterparts shall together constitute on and the same instrument.

All other terms and covenants of the original Lease agreement shall remain as contained.

(SIGNATURES ON FOLLOWING PAGES)

"TENANT"

Tenant Name: Health Plan Intermediaries Holdings, LLC

Business Type: Limited Liability Company

State of Organization: Delaware

Signature: [signature]

Print Name: Michael DeVries

Title: SVP Finance

Date: 5/26/17

Signed, sealed and delivered
in our presence as witnesses to Tenant:

Witness 1 for Tenant

Signature: [signature]

Print Name: John R. Parker Jr.

Witness 2 for Tenant

Signature: [signature]

Print Name: Lisa Clemans

(Signature Continued on Next Page)

"LANDLORD"

Alton Eighteen Tampa 26, LLC
a Florida limited liability company

By: ______________________

Print Name: Abbey Berkowitz

Title: Manager

Date: 6-8-17

Signed, sealed and delivered in our presence as witnesses to Landlord:

Witness 1 for Landlord

Signature: ______________________

Print Name: Randy Almaguer

Witness 2 for Landlord

Signature: ______________________

Print Name: Elizabeth Santana

"LANDLORD"

GL B&Y LLC
a Florida limited liability company

By: ______________________

Print Name: Adam Granby

Title: Mgr

Date: 6/8/17

Signed, sealed and delivered in our presence as witnesses to Landlord:

Witness 1 for Landlord

Signature: ______________________

Print Name: Randy Almaguer

Witness 2 for Landlord

Signature: ______________________

Print Name: Elizabeth Santana

Exhibit A

LICENSE AGREEMENT

THIS LICENSE AGREEMENT ("License Agreement") is entered into as of the 17th day of May, 2017 (the "Effective Date"), by and between **CELEBRATION CHURCH, INC. OF TAMPA, FL**, a Florida not for profit corporation having an address of 16235 Lake Magdalene Blvd., Tampa, FL 33163 ("Owner") and **ALTON EIGHTEEN TAMPA 26 LLC**, a Delaware limited liability company and **GL B&Y LLC**, a Florida limited liability company having an address of 4184 Ingraham Highway, Miami, fl 33133("Licensee").

RECITALS:

A. Owner is the owner of those certain 45 parking spaces labeled "Magdalene Parking Spaces" on the map attached hereto as Exhibit "A" and made a part hereof (the "Magdalene Parking Spaces") which is a portion of the land located at 16235 Lake Magdalene Blvd., Tampa, FL (the "Church").

B. Licensee has requested a license to enter the Church to use the Magdalene Parking Spaces.

C. Owner desires to grant Licensee a license to enter upon the Church to use the Magdalene Parking Spaces upon the terms and conditions set forth below.

AGREEMENT:

IN CONSIDERATION of the agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Owner hereby grants to Licensee, its employees, invitees, and tenants, a temporary, revocable license, subject to the all of the terms and conditions contained herein, to enter upon the Church to use the Magdalene Parking Spaces, upon the following terms and conditions:

1. Said license is for the sole and limited purpose of parking in the Magdalene Parking Spaces and accessing the Magdalene Parking Spaces. Licensee shall not use the Magdalene Parking Spaces for any other purpose. In no event shall Licensee do any work to, or erect any structure or place any signage on the Magdalene Parking Spaces.

2. Commencing on the Effective Date, and continuing thereafter on the first day of each calendar month, Licensee shall pay owner a monthly fee in an amount equal to Six Hundred Fifty Dollars ($650.00) plus applicable sales tax. For any partial month, the amount due shall be prorated.

3. Owner shall not be liable for any injury, damage or loss of any nature whatsoever to person or property occurring in, on or about the Church or Magdalene Parking Spaces unless such injury, damage or loss is directly and solely the result of Owner's negligence. Licensee hereby indemnifies and agrees to defend and save Owner harmless from and against any and all claims, demands, actions, suits, losses, damages, costs, expenses and liabilities whenever arising on or after the date hereof arising out of or due to (a) any act of Licensee or any of its agents, employees, representative, contractors, invitees, or tenants (collectively "Related Parties") with respect to the Magdalene Parking Spaces or the Church, (b) the exercise of Licensee's rights or the performance

of Licensee's covenants and obligations under this License Agreement, or (c) the use of the Magdalene Parking Spaces by Licensee or any of its Related Parties.

5. Licensee shall be required to maintain liability insurance in an amount as reasonably determined by Licensee. At Owner's request, Licensee shall cause Owner to be shown as an additional insured under the insurance policy.

4. The terms of this License Agreement shall commence upon the Effective Date and shall expire on December 31, 2019. After December 31, 2019, Owner and Licensee shall each have the right to terminate this License Agreement for any reason or no reason at any time, in their absolute discretion, by giving thirty (30) days advance notice.

5. Licensee shall not sell, assign, pledge or in any manner transfer this License Agreement or any interest herein. Any purported sale, assignment, pledge or transfer shall be null and without effect.

6. Owner will not provide parking lot attendants, and it is the responsibility of Licensee that all Related Parties park only in the Magdalene Parking Spaces.

7. The Magdalene Parking Spaces may only be used Monday through Friday, 7:00 am – 6:00 pm. Weekend parking or overnight parking is not permitted.

8. Owner shall be responsible for the upkeep and maintenance of the Magdalene Parking Spaces.

9. Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood that nothing contained herein, or any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of licensor and licensee. This License Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and may not be amended except in a writing executed by both parties. No condition, covenant, obligation, requirement or provision hereof may be changed, discharged or terminated orally, but only by an instrument in writing duly executed by both parties. This License Agreement shall become legally binding upon the parties hereto upon mutual execution hereof and until such time neither party shall have any rights pursuant hereto or pursuant to any discussions or negotiations between the parties hereto.

10. This License Agreement may be executed in multiple counterparts, each of which shall be an original, but such counterparts shall together constitute on and the same instrument. Signatures may be transmitted by facsimile or email which shall have the same effect as on original signature.

11. Any notice or other communication which any party may desire or be required to give to any other party shall be in writing and shall be sent via overnight courier service, to the address specified in the opening paragraph of this License Agreement, or such other address as any party shall designate to the other by like notice. Either party may also notify the other by facsimile, personal delivery, or email. Said notice shall be deemed to be received upon the earlier of (i) delivery (or first refusal), or (ii) in the case of digital facsimile or email, when sent.

12. This License Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this

License Agreement or the application therefor to any person, entity, or circumstance, shall, for any reason and to any extent, be held to be invalid or unenforceable, the remainder of this License Agreement and the application of such provision to the other person or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

13. Any exhibits attached to this License Agreement shall be considered as part of this License Agreement and incorporated herein as if originally written herein. Any reference to an Exhibit with a number of letter designation shall refer to the exhibit so numbered or lettered as attached.

14. Each party signing this License Agreement represents that he or she is authorized to execute this License Agreement on behalf of the entity designated.

IN WITNESS WHEREOF, each party entered into this License Agreement as of the Effective Date:

OWNER:

CELEBRATION CHURCH, INC., OF TAMPA, FL,
a Florida not for profit corporation

By: Larry Shrodes
Name: Larry Shrodes
Title: Lead Pastor

LICENSEE:

ALTON EIGHTEEN TAMPA 26 LLC, a Delaware limited liability company

By: ____________
Abby Berkowitz, Manager

GL B&Y LLC, a Florida limited liability company

By: Adam Greenberg
Adam Greenberg, Manager


Celebration Church

Magdalene
Parking
Spaces

Exhibit A

FIRST AMENDMENT TO OFFICE LEASE AGREEMENT

This First Amendment to Office Lease Agreement (this "Amendment") is executed between Alton Eighteen Tampa 26, LLC, a Delaware limited liability company and GL B&Y LLC, a Florida limited liability company (collectively "Landlord"), and Health Plan Intermediaries Holdings, LLC, a Delaware limited liability company ("Tenant") for purposes of amending that certain Office Lease Agreement between Landlord's predecessor in interest and Tenant dated February 11, 2014 ("Lease") for the Premises commonly known as Suites N120 and N104, Magdalene Center, 15436 N Florida Ave, Tampa, FL 33613.

PRELIMINARY STATEMENTS

Landlord and Tenant desire to enter into this Fourth Amendment for the purposes set forth herein.

AGREEMENTS:

NOW, THERFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

1. Definitions. Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the meaning ascribed to them in the Lease.

2. Extension. The Lease Term is hereby extended for ten (10) months. Accordingly, the Expiration Date of the Lease is hereby extended from March 1, 2019 to December 31, 2019.

3. Base Monthly Rent. The Base Monthly Rent due under the Lease is amended as follows:

Time Period	Square Feet	*Base Monthly Rent
03/01/2019 - 12/31/2019	2,851	$4,537.84

*Plus applicable sales tax

4. Base Year. Base Year of 2014 in Office Lease Agreement shall be deleted and replaced with 2019.

5. Ratification. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease, is and remains in good standing and in full force and effect, and (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease, or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

6. Binding effect: Governing Law. Except as modified hereby, the Lease shall remain in full effect and this Amendment shall be binding upon Landlord and Tenant. This Amendment shall be governed by the laws of the State of Florida. The "Effective Date" shall be the date the last of Landlord and Tenant signs this Amendment as evidenced by the date below their respective signatures.

7. Conflict. In the event of a conflict between the terms and conditions of this Amendment and the terms and conditions of the Lease, this Amendment shall control and prevail.

8. Authority. If·Tenant is a corporation, partnership or other entity, each individual executing this Amendment on behalf of said corporation, partnership or other entity represents and warrants that he or she is duly authorized to execute and deliver this Amendment on behalf of said corporation, partnership or other entity in accordance with the duly adopted resolution of the Board of Directors of said corporation or with the bylaws of said corporation or under pertinent partnership, operating or other agreements, that any required consents or approvals of third parties have been obtained and that the Lease is binding upon said corporation, partnership or other entity.

9. Severability and Invalidity. If any provision of this Amendment, or the application of such provision to any person or circumstances, shall be held invalid, the remainder of the Amendment, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall be affected thereby.

10. Counterparts. This License Agreement may be executed in multiple counterparts, each of which shall be an original, but such counterparts shall together constitute on and the same instrument.

All other terms and covenants of the original Lease agreement shall remain as contained.

(SIGNATURES ON FOLLOWING PAGES)

"TENANT"

Tenant Name: Health Plan Intermediaries Holdings, LLC

Business Type: Limited Liability Company

State of Organization: Delaware

Signature: [signature]

Print Name: Michael DeVries

Title: SVP Finance

Date: 5/26/17

Signed, sealed and delivered in our presence as witnesses to Tenant:

Witness 1 for Tenant

Signature: [signature]

Print Name: John R. Parker Jr.

Witness 2 for Tenant

Signature: [signature]

Print Name: Lisa Clemans

(Signature Continued on Next Page)

"LANDLORD"

Alton Eighteen Tampa 26, LLC
a Florida limited liability company

By: ______________________

Print Name: Abbey Berkowitz

Title: Manager

Date: 6-8-17

Signed, sealed and delivered in our presence as witnesses to Landlord:

Witness 1 for Landlord

Signature: ______________________

Print Name: Randy Almasver

Witness 2 for Landlord

Signature: ______________________

Print Name: Elizabeth Santana.

"LANDLORD"

GL B&Y LLC
a Florida limited liability company

By: ______________________

Print Name: ______________________

Title: Mgr

Date: 6/8/17

Signed, sealed and delivered in our presence as witnesses to Landlord:

Witness 1 for Landlord

Signature: ______________________

Print Name: Randy Almasver

Witness 2 for Landlord

Signature: ______________________

Print Name: Elizabeth Santana.